Exhibit 10.5

Closing Certificate

Between GrowLife, Inc. CANX USA LLC and Logic Works LLC

July 10, 2014

GrowLife, Inc. (“GrowLife” or the “Company”), closed a Waiver and Modification Agreement, Amended and Restated Joint Venture Agreement, Secured Credit Facility and Secured Convertible Note as detailed below on July 10, 2014.

Waiver and Modification Agreement

The Company entered into a Waiver and Modification Agreement dated June 25, 2014 with Logic Works LLC.

Amended and Restated Joint Venture Agreement

The Company entered into an Amended and Restated Joint Venture Agreement dated July 1, 2014 with CANX. The Parties agree that the Company shall prepare, and not later than ten (10) days from the filing of the Form 10-Q for June 30, 2014 on around August 19, 2014, a Registration Statement on Form S-1, covering the resale of all of the Warrant Shares.

Secured Convertible Note and Secured Credit Facility

The Company entered into a Secured Convertible Note and Secured Credit Facility dated June 25, 2014 with Logic Works whereby Logic Works agreed to provide up to $500,000 in funding. The Parties agree that the Company shall prepare, and not later than ten (10) days from the filing of the Form 10-Q for June 30, 2014 on around August 19, 2014, a Registration Statement on Form S-1, covering the resale of all of the Conversion Shares.

GrowLife, Inc.

/s/ Marco Hegyi

By: Marco Hegyi

Its:  President

Logic Works, LLC

/s/ Rick Crespi

Rick Crespi

Its:  Duly Authorized Agent

CANX USA LLC, a Nevada limited liability company

/s/ Tony Cox

By: Tony Cox,

duly authorized agent to sign on

behalf of all of CANX  members

500 Union Street, Suite 406

Seattle, WA 98101

(800) 977-5255